Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Mike Dulin
Vice President, Investor Relations	Corporate Communications
ir@kla.com	media@kla.com
KLA Corporation Reports Fiscal 2027 First Quarter Results

•Total revenues were $4.14 billion, above the midpoint of the guidance range of $4.0 billion +/- $200 million;
•GAAP diluted EPS was $1.18 and non-GAAP diluted EPS was $1.22, both above the midpoints of the respective guidance ranges;
•Cash flow from operating activities for the quarter and last twelve months were $1.53 billion and $4.51 billion, respectively, and free cash flow was $1.34 billion and $4.04 billion, respectively; and
•Capital returns for the quarter and last twelve months were $1.24 billion and $3.79 billion, respectively.
MILPITAS, Calif., October 28, 2026 - KLA Corporation (NASDAQ: KLAC) today announced financial and operating results for its first quarter of fiscal year 2027, which ended on September 30, 2026, and reported GAAP net income of $1.55 billion and GAAP net income per diluted share of $1.18 on revenues of $4.14 billion.
“KLA’s September quarter beat the midpoint of guidance across all key metrics, demonstrating the accelerated growth we expected for the second half of calendar 2026,” said Rick Wallace, president and CEO of KLA Corporation. “Process control, and KLA in particular, continues to be critical to the AI ecosystem buildout and benefits from numerous ongoing inflections, including increases in leading-edge designs across foundry and logic, device size and value, memory complexity and performance requirements, and the importance of advanced packaging. In addition, KLA’s process, PCB, and component inspection businesses are benefiting from the technology transitions and the rigorous performance requirements of high-performance computing, which further augments the company’s growth profile. KLA’s market-leading product portfolio and its associated services offerings remain well positioned to address these compelling opportunities as we approach the end of calendar 2026 and look forward to calendar 2027.”

GAAP Results
	Q1 FY 2027	Q4 FY 2026	Q1 FY 2026
Total Revenues	$4,136 million	$3,658 million	$3,210 million
Net Income	$1,549 million	$1,363 million	$1,121 million
Net Income per Diluted Share(1)	$1.18	$1.04	$0.85

Non-GAAP Results
	Q1 FY 2027	Q4 FY 2026	Q1 FY 2026
Net Income	$1,603 million	$1,386 million	$1,167 million
Net Income per Diluted Share(1)	$1.22	$1.05	$0.88
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(1)All per share amounts referenced herein have been retroactively adjusted to reflect the ten-for-one stock split effective June 11, 2026.
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. KLA will discuss the results for its fiscal year 2027 first quarter, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: ir.kla.com.
Second Quarter Fiscal 2027 Guidance
The following details our guidance for the second quarter of fiscal 2027 ending in December:
•Total revenues are expected to be in a range of $4.7 billion +/- $200 million
•GAAP gross margin is expected to be in a range of 61.8% +/- 1.0%
•Non-GAAP gross margin is expected to be in a range of 62.5% +/- 1.0%
•GAAP diluted EPS is expected to be in a range of $1.41 +/- $0.11
•Non-GAAP diluted EPS is expected to be in a range of $1.44 +/- $0.11

For additional details and assumptions underlying our guidance metrics, please see the company’s published Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic on the KLA investor relations website (ir.kla.com). Such Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic are not incorporated by reference into this earnings release.
About KLA:
KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging and printed circuit boards. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.
Note Regarding Forward-Looking Statements:
Statements in this press release other than historical facts, such as statements pertaining to the amount and timing of dividends, the amount and timing of share repurchases, total revenues, GAAP and non-GAAP gross margin and GAAP and non-GAAP diluted EPS for the quarter ending December 31, 2026, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including, but not limited to: our vulnerability to a weakening in the condition of the financial markets and the global economy; risks related to our international operations; evolving Bureau of Industry and Security of the U.S. Department of Commerce rules and regulations and their impact on our ability to sell products to and provide services to certain customers in China; tariffs, retaliatory trade measures and other trade restrictions, as well as uncertainty regarding tariff authority, implementation and refund process; costly intellectual property disputes that could result in our inability to sell or use the challenged technology; risks related to the legal, regulatory and tax environments in which we conduct our business; differing stakeholder expectations, requirements and attention to environment, social and governance (“ESG”) matters and the resulting costs, risks and impact on our business; unexpected delays, difficulties and expenses in executing against our environmental, climate, or other ESG targets, goals and commitments, or meeting stakeholder expectations; our ability to attract, retain and motivate key personnel; our vulnerability to disruptions and delays at our third-party service providers; cybersecurity threats, cyber incidents affecting our and our business partners’ systems and networks; our reliance on critical information, including our enterprise resource planning system for daily operations; risks related to acquisitions, integrations, strategic alliances or collaborative arrangements; climate change, natural disasters, public health crises, terrorism, acts of war and other catastrophic events and the adverse impact on our business operations; the war between Ukraine and Russia, the armed conflict in Iran and elsewhere in the Middle East, and the significant military activity in those regions; lack of insurance for losses and interruptions caused by terrorists and acts of war, and our self-insurance of certain risks including earthquake risk; risks related to fluctuations in foreign currency exchange rates; risks related to fluctuations in interest rates and the market values of our portfolio investments; risks associated with our interest rate hedging activities; risks related to tax and regulatory compliance audits; any change in taxation rules or practices and our effective tax rate; compliance costs with federal securities laws, rules, regulations, NASDAQ requirements, and evolving accounting standards and practices; ongoing changes in the technology industry, including artificial intelligence (“AI”) related developments and changes in semiconductor manufacturing processes, customer investment patterns and end-market demand; our vulnerability to a highly concentrated customer base; the cyclicality of the industries in which we operate; our ability to timely develop new technologies and products that successfully address changes in the industry; risks related to the development, adoption, governance and use of AI by us, our competitors and third parties; our ability to maintain our technology advantage and protect proprietary rights; our ability to compete in the industry; the availability and cost of components, materials or subassemblies used in the production of our products, including due to limited-source suppliers, the availability of rare earth elements or DRAM chip shortages; our ability to operate our business in accordance with our business plan; risks related to our debt and leveraged capital structure; we may not be able to declare cash dividends at all or in any particular amount; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; risks associated with our receipt of government funding; we may incur significant restructuring charges or other asset impairment charges or inventory write offs; we are subject to risks related to receivables factoring, banking arrangements and compliance risk of certain settlement agreements with the government; and risks related to the Court of Chancery of the State of Delaware being the sole and exclusive forum for certain actions and proceedings. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA’s Annual Report on Form 10-K for the year ended June 30, 2026, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA assumes no obligation to, and does not currently intend to, update these forward-looking statements.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	September 30, 2026	June 30, 2026
ASSETS
Current assets:
Cash and cash equivalents	$1,531,950	$1,649,842
Marketable securities	3,209,241	3,252,566
Accounts receivable, net	3,072,087	2,889,208
Inventories	4,090,426	3,648,538
Other current assets	669,711	941,636
Total current assets	12,573,415	12,381,790
Land, property and equipment, net	1,541,331	1,380,550
Goodwill, net	1,789,683	1,788,758
Deferred income taxes	1,054,617	1,037,224
Purchased intangible assets, net	212,598	255,835
Other non-current assets	1,233,091	1,107,378
Total assets	$18,404,735	$17,951,535
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$740,743	$623,668
Deferred system revenue	843,008	932,901
Deferred service revenue	634,232	604,127
Other current liabilities	2,337,103	2,144,231
Total current liabilities	4,555,086	4,304,927
Long-term debt	5,723,289	5,887,415
Deferred tax liabilities	452,541	473,648
Deferred service revenue	230,562	238,111
Other non-current liabilities	919,850	697,614
Total liabilities	11,881,328	11,601,715
Stockholders’ equity:
Common stock and capital in excess of par value	2,585,416	2,700,409
Retained earnings	3,997,397	3,683,864
Accumulated other comprehensive loss	(59,406)	(34,453)
Total stockholders’ equity	6,523,407	6,349,820
Total liabilities and stockholders’ equity	$18,404,735	$17,951,535

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations
	Three Months Ended
(In thousands, except per share amounts)	September 30, 2026	June 30, 2026	September 30, 2025
Revenues:
Product	$3,285,469	$2,837,151	$2,465,006
Service	850,546	820,405	744,690
Total revenues	4,136,015	3,657,556	3,209,696
Costs and expenses:
Costs of revenues	1,577,791	1,413,108	1,243,070
Research and development	395,096	399,023	360,461
Selling, general and administrative	301,458	291,477	268,988
Interest expense	67,927	73,274	71,075
Other expense (income), net	(30,339)	(68,711)	(43,374)
Income before income taxes	1,824,082	1,549,385	1,309,476
Provision for income taxes	275,494	186,326	188,436
Net income	$1,548,588	$1,363,059	$1,121,040
Net income per share(1)
Basic	$1.19	$1.04	$0.85
Diluted	$1.18	$1.04	$0.85
Weighted-average number of shares(1):
Basic	1,305,330	1,306,517	1,317,567
Diluted	1,311,064	1,314,986	1,323,808
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(1)All per share amounts referenced herein have been retroactively adjusted to reflect the ten-for-one stock split effective June 11, 2026.

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flows
	Three Months Ended
(In thousands)	September 30, 2026	June 30, 2026	September 30, 2025
Cash flows from operating activities:
Net income	$1,548,588	$1,363,059	$1,121,040
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	97,424	98,606	97,016
Unrealized foreign exchange (gain) loss and other	(6,872)	6,343	12,078
Stock-based compensation expense	84,073	82,104	70,182
Deferred income taxes	(27,093)	105,049	(10,615)
Changes in assets and liabilities:
Accounts receivable	(179,196)	(586,459)	(12,575)
Inventories	(433,839)	(212,304)	(95,738)
Other assets	176,890	(423,291)	50,921
Accounts payable	116,666	107,788	(23,680)
Deferred system revenue	(89,893)	312,062	1,974
Deferred service revenue	22,556	14,172	(4,970)
Other liabilities	221,635	39,301	(44,042)
Net cash provided by operating activities	1,530,939	906,430	1,161,591
Cash flows from investing activities:
Capital expenditures	(194,756)	(89,288)	(95,894)
Proceeds from capital-related government assistance	435	—	1,541
Purchases of available-for-sale and equity securities	(701,246)	(860,407)	(949,871)
Proceeds from maturity and sale of available-for-sale securities	716,202	780,717	632,795
Purchases of trading securities	(36,801)	(35,233)	(156,864)
Proceeds from sale of trading securities	38,228	31,094	158,305
Net cash used in investing activities	(177,938)	(173,117)	(409,988)
Cash flows from financing activities:
Payment of debt issuance costs	—	—	(1,602)
Common stock repurchases	(935,776)	(570,997)	(545,067)
Payment of dividends to stockholders	(305,145)	(305,334)	(254,008)
Issuance of common stock	—	113,030	—
Tax withholding payments related to vested and released restricted stock units	(238,682)	(113,775)	(81,122)
Net cash used in financing activities	(1,479,603)	(877,076)	(881,799)
Effect of exchange rate changes on cash and cash equivalents	8,710	6,595	(2,501)
Net decrease in cash and cash equivalents	(117,892)	(137,168)	(132,697)
Cash and cash equivalents at beginning of period	1,649,842	1,787,010	2,078,908
Cash and cash equivalents at end of period	$1,531,950	$1,649,842	$1,946,211
Supplemental cash flow disclosures:
Income taxes paid, net	$61,284	$198,963	$119,049
Interest paid, net of capitalized interest	$131,275	$11,919	$131,494

KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our three reportable segments and reconciliations to total revenues for the indicated periods:

	Three Months Ended
(In thousands)	September 30, 2026	June 30, 2026	September 30, 2025
Revenues:
Semiconductor Process Control	$3,754,254	$3,256,781	$2,899,392
Specialty Semiconductor Process	139,487	159,704	119,755
PCB and Component Inspection	242,151	241,110	189,488
Total revenues for reportable segments	4,135,892	3,657,595	3,208,635
Effects of changes in foreign currency exchange rates	123	(39)	1,061
Total revenues	$4,136,015	$3,657,556	$3,209,696
KLA Corporation
Condensed Consolidated Unaudited Supplemental Information
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three Months Ended
(In thousands, except per share amounts)		September 30, 2026	June 30, 2026	September 30, 2025
GAAP net income		$1,548,588	$1,363,059	$1,121,040
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	43,040	33,069	49,026
Income tax effect of non-GAAP adjustments	b	(14,560)	(17,159)	(18,348)
Pillar Two undertaxed profits rule taxes	c	20,151	—	—
Discrete tax items	d	5,785	6,780	15,087
Non-GAAP net income		$1,603,004	$1,385,749	$1,166,805
GAAP net income per diluted share(1)		$1.18	$1.04	$0.85
Non-GAAP net income per diluted share(1)		$1.22	$1.05	$0.88
Shares used in diluted net income per share calculation(1)		1,311,064	1,314,986	1,323,808
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(1)All per share amounts referenced herein have been retroactively adjusted to reflect the ten-for-one stock split effective June 11, 2026.

Pre-tax Impact of GAAP to Non-GAAP Adjustments Included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition-Related Charges	Total Pre-tax GAAP to Non-GAAP Adjustments
Three Months Ended September 30, 2026
Costs of revenues	$34,929	$34,929
Selling, general and administrative	8,111	8,111
Total in three months ended September 30, 2026	$43,040	$43,040
Three Months Ended June 30, 2026
Costs of revenues	$36,200	$36,200
Selling, general and administrative	8,470	8,470
Other expense (income), net	(11,601)	(11,601)
Total in three months ended June 30, 2026	$33,069	$33,069
Three Months Ended September 30, 2025
Costs of revenues	$38,053	$38,053
Selling, general and administrative	10,973	10,973
Total in three months ended September 30, 2025	$49,026	$49,026
Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow

	Three Months Ended			Twelve Months Ended
(In thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net cash provided by operating activities	$1,530,939	$906,430	$1,161,591	$4,512,427	$4,248,256
Capital expenditures	(194,756)	(89,288)	(95,894)	(474,807)	(370,760)
Free cash flow	$1,336,183	$817,142	$1,065,697	$4,037,620	$3,877,496
Capital Returns Calculation

	Three Months Ended			Twelve Months Ended
(In thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Payments of dividends to stockholders	$305,145	$305,334	$254,008	$1,108,969	$960,523
Common stock repurchases	935,776	570,997	545,067	2,680,478	2,127,630
Capital returns	$1,240,921	$876,331	$799,075	$3,789,447	$3,088,153
Second Quarter Fiscal 2027 Guidance
Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three Months Ending December 31, 2026
(In millions, except per share amounts)		Low	High
GAAP net income per diluted share		$1.30	$1.52
Acquisition-related charges	a	0.03	0.03
Income tax effect of non-GAAP adjustments	b	(0.01)	(0.01)
Pillar Two undertaxed profits rule taxes	c	0.01	0.01
Non-GAAP net income per diluted share		$1.33	$1.55
Shares used in net income per diluted share calculation		1,306	1,306

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

		Three Months Ending December 31, 2026
		Low	High
GAAP gross margin		60.8%	62.8%
Acquisition-related charges	a	0.7%	0.7%
Non-GAAP gross margin		61.5%	63.5%
The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain gains, costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information, including non-GAAP net income, non-GAAP net income per diluted share, non-GAAP gross margin and free cash flow, provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results to help investors compare our operating performances with our results in prior periods as well as with the performance of other companies. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics are inherently subject to significant discretion (for example, determining which costs and expenses to exclude when calculating such a metric). As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP. The following are descriptions of the adjustments made to reconcile GAAP net income to non-GAAP net income:
a.Acquisition-related charges primarily include amortization of intangible assets. Acquisition-related charges during the three months ended June 30, 2026 also include a discrete release of $11.6 million of interest on unrecognized tax positions recorded as part of purchase price accounting arising from acquisitions. Although we exclude the effect of amortization of all acquired intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting arising from acquisitions, and such amortization of intangible assets related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Investors should note that the use of these intangible assets contributed to our revenues earned during the periods presented and are expected to contribute to our future period revenues as well.
b.Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above.
c.Pillar Two undertaxed profits rule taxes represents the impact of Undertaxed Profits Rule taxes arising from Pillar Two legislation. We expect these taxes to be temporary and reverse upon adoption of the Side-by-Side Safe Harbor provisions, which would exempt U.S.-parented groups from the Undertaxed Profits Rule.
d.Discrete tax items in the three months ended September 30, 2025 include the recognition of a deferred tax liability for withholding taxes on future remittance of previously taxed income as a result of new tax legislation. Discrete tax items in all periods presented include a tax impact relating to the amortization of tax benefits from internal restructuring or similar tax benefits recorded in other periods.